[QUARLES & BRADY LLP LETTERHEAD]





June 29, 2000




The AAL Mutual Funds
Legal Department
222 West College Avenue
Appleton WI  54914

Re: CONSENT TO INCORPORATION OF OPINION LETTER

Gentlemen:

                  We hereby consent to the incorporation by reference of our legal opinion dated December 28, 1999 in the Post-Effective Amendment to the Registration Statement on Form N-1A of The AAL Mutual Funds being filed this day with the Securities and Exchange Commission pursuant to Rule 485(b) under the Securities Act of 1933. We understand that this consent is being filed as an Exhibit to said Post-Effective Amendment.

Very truly yours,

/s/QUARLES & BRADY LLP

QUARLES & BRADY LLP